UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 11, 2005

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623)932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                Amendments to Articles of Incorporation or Bylaws

On January 11, 2005, the registrant’s board of directors adopted an amendment to the registrant’s bylaws to (a) clarify that the registrant has not opted out of the Delaware statute, which provides that directors shall be elected by a plurality of the votes of the shares present and entitled to vote unless otherwise provided in a corporation’s certificate of incorporation or bylaws, (b) formalize the board’s prior resolution to expand the board to seven members, (c) revise the provisions relating to the designation of officers to clarify that the President/CEO is not necessarily the Chairman and make other clarifications and (d) adopt replacement provisions relating to indemnification, adding Section 10 and Section 11 to Article III thereof.  A copy of the registrant’s amended and restated bylaws that reflect the foregoing amendment is attached as an exhibit to this Current Report and is incorporated herein by reference. The foregoing description of the bylaw amendment does not purport to be complete and is qualified in its entirety by reference to the attached copy of the registrant’s amended and restated bylaws.

ITEM 9.01                                       Financial Statements and Exhibits

Exhibit 99.1                               By-Laws of Poore Brothers, Inc. (As amended and restated on January 11, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.
(Registrant)

Date	January 12, 2005
/s/ Thomas W. Freeze
(Signature)

Thomas W. Freeze
President and Chief Executive Officer